UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 23, 2015

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 23, 2015, Turtle Beach Corporation (the “Company”) issued a $5.0 million Subordinated Note (the “Subordinated Note”) to SG VTB Holdings, LLC, the Company’s largest stockholder and an affiliate of the Company. The Subordinated Note bears interest at a rate of (i) 10% per annum until April 21, 2016 (which is the maturity date of the Subordinated Note) and (ii) 20% per annum for all periods thereafter, with interest accruing and being added to the principal amount of the Subordinated Note quarterly. The Subordinated Note is subordinated to all senior debt of the Company, including the Company’s obligations under its asset-based revolving credit facility with Bank of America, N.A. and the other parties thereto.

The foregoing description of the Subordinated Note is not complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Note, which is attached to this Current Report as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On April 24, 2015, the Company issued a press release announcing its entry into the Subordinated Note, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Subordinated Promissory Note, dated April 23, 2015, by and between Turtle Beach Corporation and SG VTB Holdings, LLC.
99.1	Press release announcing private subordinated note offering, dated April 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2015	TURTLE BEACH CORPORATION

	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer